Form C

Cover Page

Name of issuer:

Orthogonal Thinker Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/20/2016

Physical address of issuer:

1215 South Kihei Rd. #424
Kihei HI 96753

Website of issuer:

http://OrthogonalThinker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$283,000.00

Deadline to reach the target offering amount:

1/11/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$245,207.00	$0.00
Cash & Cash Equivalents:	$31,235.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$12,885.00	$0.00
Long-term Debt:	$326,994.00	$0.00
Revenues/Sales:	$137,597.00	$0.00
Cost of Goods Sold:	($107,618.00)	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($95,117.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Orthogonal Thinker Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Nikzad	Systems Engineer	Orthogonal Thinker Inc.	2016
Jason Hobson	Lawyer	Hobson Bernardino + Davis LLP	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Nikzad	Founder	2016
Helene Servillon	Co-Founder	2017
Travis Wilson	Legal Counsel	2017
Jason Hobson	Founder & General Counsel	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Nikzad	4450000.0 Common Stock	89.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The securities may be illiquid and may not have a secondary market. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO.

Specific investments would be highly volatile but lucrative as current conditions warrant.

The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

Purchasers could hold Securities for many years without income generation. The majority of investments would involve long term prospects not short term gains.

If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity.

As of the date hereof, David Nikzad, our founder owns 89% of the shares of our issued and outstanding Common Stock. Assuming the investors in this offering exercise their SAFE's, he will still own and control a majority of our outstanding common stock. Therefore, Mr Nikzad will be able to control our management and affairs and most matters requiring stockholder approval, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership and voting power may have the effect of delaying or preventing a change in control, which may not be in the best interest of our other stockholders.

We currently have a small management team which the Company is reliant upon. We have to retain our employees to ensure growth and success.

Orthogonal Thinker's intellectual property consists of a trademark which the company obtained the usage rights to in a legal settlement. This may be of concern to future investors.

Our company relies on the ability to invest in successful startups. If we are unable to source these companies then our business could suffer.

Currently we are reliant on the fixed price of our lease. If there are any changes in the pricing of that lease then it could be detrimental to our expenses.

Jason Hobson, Travis Wilson and Wayne Shapiro are all part-time officers. This may result in diminished time being committed to Orthogonal and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	5% Wefunder fee; 15% legal and accounting; 10% conferences, travel, outreach; 70% operating expenses, growing our team, employee salaries, ICO fees and paperwork

If we raise:	**$283,000**
Use of Proceeds:	5% Wefunder fee; 15% legal and accounting; 10% conferences, travel, outreach; 70% operating expenses, growing our team, employee salaries, ICO fees and paperwork

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or,
- (ii) if the valuation for the company is more than **$15.111 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $111,000 of the securities, investors will receive a valuation cap of $15,111,000 and a discount rate of 89%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE. Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases: If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	10,000,000	5,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	550,000

Describe any other rights:

David Nikzad holds 4,450,000 shares. The other 50,000 shares are allocated to Pam Patterson. Common Stock holders have voting power.

The Company has authorized up to 550,000 options that are convertible into one share of common stock each. As of June 2018, no options had been issued.

SAFEholders, once converted will have no voting rights but will receive liquidation preferences over Common Stock holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	08/28/17
Amount	$231,250.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	02/01/19

Convertible Note

Issue date	01/12/18
Amount	$90,101.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$8,333,000.00
Maturity date	02/01/20

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Other	Convertible Note	$231,250	General operations
1/2018	Regulation D, Rule 506(c)	Convertible Note	$90,101	General operations
5/2018	Regulation Crowdfunding	SAFE	$251,182	General operations
6/2018	Section 4(a)(2)	SAFE	$10,000	General operations
6/2018	Section 4(a)(2)	SAFE	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Orthogonal is a holding company and ecosystem that unites the desire to make money with doing good for the planet and society. We focus on a wide range of successful innovations from food and plant sciences to blockchain technology and crypto currency. By pooling our collective resources and diverse team knowledge we incubate our holdings and provide strategic partnerships to help scale each to their greatest potential... for investors. And the planet.

We intend to engage with a new mindset of investor who understands the monetary benefits of positive impact investing. Our goals are not the goals that the big companies of our parents' era embraced, where profits often did not serve the greater good nor the best interest of society.

Milestones

Orthogonal Thinker Inc. was incorporated in the State of Delaware in December 2016.

Since then, we have:

- We mirror our business model off of the multinational conglomerate holding company Berkshire Hathaway - we partner with companies for up to 50% equity stake in their business for our services in order to achieve consolidated cash flow and yearly returns.
- We formed a joint venture with successful crypto partners, BlockchainSaw and Verma Media to launch a cannabis ICO in Summer 2018. We are deploying a fund within our ICO to provide capital to cannabis companies and are building a compliance engine on the blockchain for them to operate legally in the regulated market. That's phase one, read on to learn more about our joint venture and ICO plans.
- We currently have 27 companies rolled up under our holdings. This includes Randy's Remedy (hemp based products powered by Cannaka), Confident Cannabis (facilitates legal cannabis lab testing for producers and retailers), and Meadow (all-in-one cannabis dispensary POS and medical marijuana delivery app).
- In 2009 we became one of the first pre-institutional investors in Betterment, which is now valued at $800M and manages over $13B in assets.
- We raised $251k from 240 Wefunder investors in May 2018.

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance. The company was incorporated on 20th December 2016, and had no operations or action and was not active until January 1st, 2017.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $137,59. Our gross margin was 178.21% in fiscal year 2017.

- *Assets*. As of December 31, 2017, the Company had total assets of $245,207, including $31,235 in cash.

- *Net Loss*. The Company has had net losses of $95,117 ended December 31, 2017.

- *Liabilities*. The Company's liabilities totaled $339,879 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $321,351 in convertibles and $286,182 in SAFEs.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Orthogonal Thinker Inc. cash in hand is $14,111, as of June 2018. Over the last three months, revenues have averaged $44,400/month, cost of goods sold has averaged $8,000/month, and operational expenses have averaged $21,333/month, for an average net margin of $15,067 per month.

Since the time of our financial statements we've launched an incubator in Maui, and are now heavily focused on blockchain and other joint ventures. Increases in expenses have been minimal, and we haven't seen revenues increase dramatically. This is based on revenue streams we have at the moment and partnerships we expect to develop over the course of the next six months.

We are planning to do a Series A for more capital. Once that is completed, it will be the amount we require in order to secure the effective growth of the company. If this offering or future financing offerings aren't successful, the founders will rely on contributed capital from themselves to continue sustaining and growing the business.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://orthogonalthinker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

FOLLOW US FOR UPDATES
16 UPDATES 217 FOLLOWERS

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INVEST IN ORTHOGONAL, INC.

A socially conscious holding company

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$15.1M valuation cap
A SAFE gives you the right to future shares in Orthogonal, Inc. . If you invest, you're betting the company will be worth more than $15.1M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $15.1M Valuation Cap & 11% Discount
Investors who fund up to the first $111K of this fundraise will invest in a SAFE with a $15.1M valuation cap & 11% discount.

> *Orthogonal is a socially conscious holding company and ecosystem. We invest in businesses and also create our own through joint ventures with strategic partners to own and manage intellectual property and IT. We partner with companies in future-forward industries such as cannabis, hemp, blockchain technology, cryptocurrency, fintech, healthy food and wellness brands.*


David Nikzad
FOUNDER, ORTHOGONAL, INC.

OUR AMBITION

Our mission is to create good in the world through businesses that will manifest a positive impact for people across the world. We operate with good intentions, transparency, ethics, and 100% compliance. We intend to engage with a new mindset of investor who understands the monetary benefits of positive impact investing. Our goals are not the goals that the big companies of our parents' era embraced, where profits often did not serve the greater good nor the best interest of society.

KEY FACTS

- One of the first pre-institutional investors in Betterment, now valued at $800M and managing over $13B in assets.
- We currently have 28 companies rolled up under our holdings.
- Raised $251k from 240 Wefunder investors in May 2018.
- Our business model is mirrored off the multinational conglomerate holding company Berkshire Hathaway - we partner with companies for up to 50% equity stake in their business for our services in order to achieve consolidated cash flow and yearly returns.
- Formed a joint venture with successful crypto partners, BlockchainSaw and Verma Media, to launch a cannabis ICO in 2018. We're deploying a fund within our ICO to provide capital to cannabis companies and are building a compliance engine on the blockchain for them to operate legally in the regulated market.
- Our cannabis and hemp companies include Randy's Remedy (hemp-based products powered by Cannaka), California Dreamin' (low dose cannabis sodas), Confident Cannabis (facilitates legal cannabis lab testing for producers and retailers), and Meadow (all-in-one cannabis dispensary POS and medical marijuana delivery app).

orthogonalthinker.com *from Kihei HI*

Y COMBINATOR · INTELLECTUAL PROPERTY · HEMP · MARIJUANA · CANNABIS · HEALTH AND WELLNESS · COMPLIANCE · LIFE SCIENCE · BLOCKCHAIN · SUSTAINABILITY · TECH · FOOD · PATENTS · ANALYTICS · ARTIFICIAL INTELLIGENCE · BANKING · B2B · B2C · CRYPTOCURRENCY · ECOMMERCE · FIN TECH · FUND · SAAS · SOFTWARE

Why I Like Orthogonal, Inc.

> *David Nikzad's insight into the next wave of opportunity is uncanny. I know, because our company was one of them. David was one of the very first investors in Betterment when we were a little more than a great idea in need of capital to execute. Four years later, we are managing $13 billion in assets and have over 330,000 happy customers.*



Jon Stein

CO-FOUNDER & CEO OF BETTERMENT, THE LARGEST INDEPENDENT ONLINE FINANCIAL ADVISOR

THE BUZZ ABOUT ORTHOGONAL, INC.

When I first met David at Y Combinator's Winter 2015 Demo Day, I felt like we had known each other for years. We have a shared passion for startups, plant science, and innovation, which led to Orthogonal investing in Meadow. Their positive support and deep insight within the industry has been invaluable over the years.



David Hua

Co-founder and CEO at Meadow

David is an early investor, serial entrepreneur, trends and technologies geek. It requires an exceptional skill set to succeed in venture investing, and we share a keen fascination for the art of business in the start-up universe. The Orthogonal team embodies the highly coveted skills of calm in chaos, singular determination, superior discernment, a desire to do good for the planet, endless energy, experience and wisdom. They have all the ingredients for huge success.



Ryan Scott

Founder of Causecast and angel investor/advisor alongside Sequoia Capital, Mark Cuban, News Corp, CBS Corporation, Elon Musk, and Burda Media

Randy's Club is proud to be a member of the Orthogonal family. We are a family business with the passion to create products, Randy's Remedy, that we 'wished we had when Randy, husband and father, was alive.' Randy, who died of brain cancer, is the driving force behind our love, passion, sustainability and success. This is consistent with the vision for Orthogonal, an organization of like-minded companies that are socially conscious and believe in giving back to society.



Linda Strause, Ph.D

Co-Founder & VP of G. Randall & Sons

Orthogonal has all key ingredients for an outlier's success: the solid vision, an experienced team, a huge, growing market, and the right timing. David Nikzad was one of the first investors in Talkable and has been instrumental in helping us fundraise and grow the business. Orthogonal is establishing itself as a key player in the market as it goes mainstream.



Allan Grant

Co-founder of Hired and Talkable. Hacker/Entrepreneur

DIGITAL JOURNAL

Orthogonal, Inc. Debuts Socially Conscious Investment Model - Press Release - Digital Journal

Offering early investment opportunity for a limited time through Wefunder to accredited and non-accredited investors for as little as $100 St. Louis, MO (PRUnderground) April 22nd, 2018Orthogonal, Inc., announces the launch of their socially conscious holding

June 21, 2018 @ digitaljournal.com

Ridecell Closes Series B Funding Round of $28.61 Million

Funding Round Led by Cox Automotive along with Initialized Capital and Other Industry Leaders, including DENSO, Penske, Deutsche Bahn, and Mitsui SAN FRANCISCO- (May 31, 2018) - Ridecell Inc., the platform of choice for leading carsharing, ridesharing, and

May 31, 2018 @ ridecell.com

Marijuana soda startup California Dreamin' wants to replace booze

"Enjoy a light, social high," says the funky bottle of California Dreamin' cannabis-infused sparkling pomegranate juice. Launching today at Y Combinator Demo Day, California Dreamin' is serving up an alcohol alternative that still gets you lit, but without the same

March 19, 2018 @ techcrunch.com

Meadow is the Amazon of weed

Marijuana legalization is sweeping the nation, and The Green Rush is upon us. As pot sellers scramble to comply with complex regulations, one startup has built the full-stack of specialized commerce software they need. Meadow offers everything from an eye-

January 25, 2018 @ techcrunch.com

Jonathan Stein Built Betterment To Help Investors Make Better Decisions

Some $1 trillion in financial assets will be managed by robo-advisors by 2020, growing to $4.6 trillion by 2022. The exponential growth in algorithmic-based investing tools owes its genesis in many respects to Jonathan Stein, founder and CEO of Betterment.
January 25, 2018 @ forbes.com

Confident Cannabis Uses Data and Software to Connect Producers, Labs and Retailers

Confident Cannabis, which integrates now with several software providers and will be adding others soon, is placing itself smartly in the middle of growers, sellers and testing labs, providing data and management systems to better connect their customers.
June 18, 2016 @ newcannabisventures.com

The Force is strong as Vidyard lands $35 million to awaken video marketing

Vidyard, the business video platform, today announced it has closed a $35 million Series C round. Vidyard's platform hosts business video content for distribution to websites, and social channels. It tracks visitors based on their individual viewing history, and gives
January 26, 2016 @ venturebeat.com

We're a Socially Responsible Holding Company, Not a Fund

Typically, investment firms provide their limited partner investors with an agreement projecting that the capital will be returned within a 10 year period. A holding company, however, can be funded by high-net-worth individuals who are concerned more with an appreciation of capital than an exit. By definition, a holding company owns an asset, and its purpose is to own shares of other companies to form a corporate group.

As a holding company, Orthogonal partners with companies for a controlling equity stake in return for operational resources, a management ecosystem, and mentorship. For investors, a holding company provides the ability to make investments in a wide range of assets. Returns come from investors selling shares at varying valuations, from a portfolio company being acquired, and/or monetization of assets in the future.



Incubating and Propelling Companies from Seed to Growth

Our founders have 15+ years of experience in investing and have made over 120 investments to date. In addition, our team has a demonstrable ability to propel companies from seed to growth stage. Together, we've developed unique criteria to identify and accelerate expansion of high-frequency companies and products. An entrepreneurial initiative is coordinated with investments in later-stage businesses with a proven market command for a balanced, yet bold, overall strategy.


We're an ecosystem.

Strategic Synergy

Since we're a collective group of companies, an important piece of criteria we use is each partners ability to magnify the value within our holdings. A synergistic and exponential multiplier is key.


We're pivotal.

Passionate Leaders

The goods and services that bring great value to people and the planet often have entrepreneurs behind them that represent a singular, incomparable passion. A shift in thinking has reached its pivot point, and Orthogonal is poised to capture that momentum.


We're (r)evolutionary.

Socially Woke

Conscious capitalism is another metric that yields lucrative insight. When qualifying a company by its potential social good, a surprising thing happens - these businesses attract customers through a deep connection. They raise awareness at a higher level and gain exposure rapidly.


We're Maui based.

The Maui Effect

Our team is primarily based in California, but when we come together, it's in Maui. Every member of each Orthogonal company is invited to spend time with our team at our incubation house and HQ in Kihei. We draw inspiration from the limitless skies and the natural beauty of the Hawaiian islands to reconnect with our land and generate new ideas.

Our Next Venture Involves Cannabis and the Blockchain

By the end of 2018, we plan to launch an Initial Coin Offering (ICO) for Orthogonal Collective, a wing of our holding. Our intent is to elevate cannabis companies with capital and compliance via the blockchain.



A SNEAK PEEK INTO
Orthogonal Collective
Elevating Cannabis Companies with Capital and Compliance via Blockchain

Use of Funds

Our Wefunder raise will be going to compliance, accounting, legal, operations (overhead to manage current joint ventures, salaries, and launching our investor vault for our ICO and white paper), conferences, travel, and outreach.



WEFUNDER 5%
ACCOUNTING 10%
OUTREACH 10%
LEGAL 15%
OPERATIONS 60%

We Partner with Companies In Future-Forward Industries

We work with both emerging companies with proven revenue and start-ups with little more than a brilliant idea growing in an untapped market. This fiscal balance is a part of our successful strategy. These are our holdings within the cannabis, hemp, blockchain, cryptocurrency, fintech, food, and wellness industries:

Meadow

$2.22M Seed, Y Combinator Winter '15

All-in-one cannabis dispensary POS and medical marijuana delivery app.

Betterment

$270M Series E

The largest online financial advisor, managing $13B in assets.

Airbnb

$4.4B raised, Y Combinator W09

Online community marketplace for people to list, discover, and book accommodations around the world.

READ MORE OF THE STORY

Our Market Sizes and Opportunities Are Ripe

*2017 market size statistics. See source references in Q&A section.

$700B	$9.2B	$167B	$820M
Global Cryptocurrency Market	U.S. Regulated Cannabis Market	U.S. Health & Wellness Market	U.S. Regulated Hemp Market

Meet the Founders

Our team is comprised of founders, investors, and professional leaders who have taken companies from ideas to successful exits.



David Nikzad

Founder

Serial entrepreneur, angel investor and founding principal of Reinmkr Capital.



Jason Hobson

Founder

Attorney, investor, and founding principal of Reinmkr Capital.



Helene Servillon

Co-Founder

8 years experience working at & advising multi-million dollar startups in biz dev and partnerships

AND THE REST OF THE TEAM



Linda G. Strause

Advisor and Partner, PhD

Co-founder of G. Randall & Sons, UCSD Professor, global clinical development & plant medicine expert



Travis Wilson

Head of Legal, Securities Lawyer

Shareholder at Jones Waldo law firm. Represents over 100 cannabis companies. Part-time.



Daniel Sloan

Advisor & Partner, Crypto & Blockchain

Co-founder of BlockchainSaw & Investments. Launched 11 successful ICOs. EDGE196 member.



AJ Gentile

Cannabis Advisor

CEO and owner of SpeedWeed, California's largest marijuana delivery service with over 30K members.



Wayne Shapiro

Monetization

Founder of Kognitive Marketing w/ 15 years experience building sales and marketing teams. Part-time.

Raised $607,833 From 240+ Investors

FUNDING HISTORY

Pam Patterson

Successful, serial entrepreneur and Creative Director.

Vasu Sistla

Supply chain consultant

Srinivas Gadiraju

Entrepreneur

Alex Perec

Vivek Dixit

Entrepreneur/Board Advisor/Investor/Executive

Michelle Valentin

MORE INVESTORS

Interview

+ EXPAND ALL

WF: How does Orthogonal operate?

OI:

We hold ownership stake and assets in companies and we create joint ventures with strategic partners to own and manage our own intellectual property (IP) and information technology (IT).

WF: Holding Company vs. Investment Firm: What's the difference?

WF: How do you select companies to add to your holdings?

WF: How did you come up with the $15.111M valuation?

WF: How do investors make a return?

WF: What is the relationship between Orthogonal and the Reinmkr Capital fund?

WF: Why did you decide to crowdfund investments rather than raise through institutional capital?

WF: What is the typical investment size and how many do you make a year?

WF: What is the investment horizon?

WF: How do you define socially conscious investing?

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Jeff Lazcano Feb 28

Aloha! Love the concept-- if I'm thinking about it the right way, investing in Orthogonal is similar conceptually (but not structurally) to investing as a limited partner in a VC fund, right? As a new investor, would my returns be tied only to new investments made by Orthogonal, or would I also gain exposure to older fund investments like Airbnb and WeFunder?



David Nikzad Founder FOUNDER edited Mar 1

The exposure is to all the companies; new and old. Aloha!

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chandru Reddy Feb 25

Hi -

The answers to my questions might be obvious (sorry if it is) but I'm trying to understand some details around it.
1. when you select a startup to invest and invest 50k to 100k - typically what percentage of equity do you get?
2. what percentages of company does Orthogonal Inc hold for each of your current holdings ?
3. You pitch betterment, Airbnb, Wefunder, Orange Fund etc do you hold any equity in these companies ? if so I would expect the valuation to be much higher than 12.2 M valuation cap. can you clarify this ?
4. After you invest do you kind of hand hold the companies and help them to get to the growth stage like Y Combinator? or what is your relationship with the company after you invest?
Thank you !



David Nikzad Founder FOUNDER edited Apr 18

Aloha. Happy to get on the phone also. We were originally going to value the company at a $21.333M Cap for Wefunder. However we decided to raise less money at a lower valuation as we are also investors and want everyone to have a big upside. We made investments into Airbnb, Betterment, and Orange Fund at specific valuations. For our incubated companies, we hold equity between 11% to 50%, and in some cases we control all IP or assets at 100%. Our intention with Wefunder is to give everyone the opportunity to invest in something massive. The intention behind Orthogonal is to build an eco-system of companies that co-create on a hyper level. My cell number is+13108046381 if you would like to chat. Satsang.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Orthogonal, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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Can I change my mind and get a refund?

How is Wefunder compensated?

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